news release

GoDaddy Reports Second Quarter 2025 Financial Results
Company builds on its track record of profitable growth, strong cash generation

TEMPE, Ariz., August 7, 2025 - GoDaddy Inc. (NYSE: GDDY) today reported financial results for the second quarter that ended June 30, 2025.

"GoDaddy delivered another strong quarter, demonstrating the power of our strategy as we continue to accelerate the pace of innovation, energized by the transformative potential of agentic AI," said GoDaddy CEO Aman Bhutani. "With a clear product roadmap ahead, we are primed to deliver sustained profitable growth and create enduring value for our customers and our shareholders."

"Our second quarter results highlight the durability of our model, our consistent execution and the growing impact of our focus on high-intent customers that deliver greater lifetime value," said GoDaddy CFO Mark McCaffrey. "We remain focused on our North Star of maximizing free cash flow while building an even more connected and valuable GoDaddy platform for our customers."

Second Quarter 2025 Business and Financial Highlights
•Total revenue of $1.2 billion, up 8% year-over-year on a reported and constant currency basis.
•Total bookings of $1.3 billion, up 7% year-over-year on a reported and constant currency basis.
•Applications and Commerce (A&C) revenue grew 14% year-over-year to $463.9 million.
•Core Platform (Core) revenue grew 5% year-over-year to $753.7 million.
•Operating income of $266.3 million, up 28% year-over-year, representing a 22% margin.
•Net income of $199.9 million, up 37% year-over-year.
•Normalized EBITDA (NEBITDA) of $381.7 million, up 15% year-over-year, representing a 31% margin.
•Net cash provided by operating activities of $379.9 million, up 29% year-over-year.
•Free cash flow of $391.5 million, up 21% year-over-year.
•Results of a recent GoDaddy Small Business Research Lab survey, conducted with U.S. customers in July, revealed pragmatic optimism across small business owners, with 72% of respondents expecting their own revenues to increase or stay stable vs. 45% foreseeing the broader U.S. economy holding steady or improving.

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Consolidated Second Quarter Financial Highlights

	Three Months Ended June 30,				Six Months Ended June 30,
	2025	2024	Change	Constant Currency	2025	2024	Change

	(in millions, except customers in thousands and ARPU in dollars)

Total Revenue	$1,217.6	$1,124.5	8.3%	8.4%	$2,411.9	$2,233.0	8.0%
Applications and commerce revenue	$463.9	$405.6	14.4%		$910.3	$788.7	15.4%
Core platform revenue	$753.7	$718.9	4.8%		$1,501.6	$1,444.3	4.0%
International revenue	$395.9	$357.1	10.9%	11.3%	$784.7	$710.0	10.5%
Operating income	$266.3	$208.2	27.9%		$513.6	$384.1	33.7%
Operating income margin	21.9%	18.5%	340bps		21.3%	17.2%	410bps
Net income(1)	$199.9	$146.3	36.6%		$419.4	$547.8	(23.4)%
Net cash provided by operating activities	$379.9	$294.8	28.9%		$784.6	$592.0	32.5%
Segment EBITDA - A&C	$205.8	$176.6	16.5%		$402.7	$338.5	19.0%
Segment EBITDA margin - A&C	44.4%	43.5%	90bps		44.2%	42.9%	130bps
Segment EBITDA - Core	$246.1	$219.5	12.1%		$481.4	$436.2	10.4%
Segment EBITDA margin - Core	32.7%	30.5%	220bps		32.1%	30.2%	190bps
Non-GAAP Results(2):
NEBITDA	$381.7	$331.7	15.1%		$746.1	$644.7	15.7%
NEBITDA Margin	31.3%	29.5%	180bps		30.9%	28.9%	200bps
Free cash flow	$391.5	$323.4	21.1%		$802.8	$650.8	23.4%
Operating and Business Metrics:
Total bookings	$1,345.3	$1,261.9	6.6%	6.7%	$2,762.3	$2,574.5	7.3%
Total customers at period end	20,409	20,866	(2.2)%		20,409	20,866	(2.2)%
Average revenue per user (ARPU)	$230	$210	9.5%		$230	$210	9.5%
Annualized recurring revenue (ARR)	$4,181.0	$3,853.4	8.5%		$4,181.0	$3,853.4	8.5%
_______________________________
(1)Net income for the six months ended June 30, 2025 included a one-time benefit for the recognition of an uncertain tax position of $34.6 million. Net income for the six months ended June 30, 2024 included a non-routine, non-cash benefit to income taxes of $267.4 million related to the conversion of the Desert Newco, LLC subsidiary from a partnership to a disregarded entity for U.S. income tax purposes.
(2)Reconciliations of non-GAAP results to their most directly comparable GAAP financial measures are set forth in "Reconciliation of Non-GAAP Financial Measures" below.

Share Repurchases
Year to date through August 6, 2025, GoDaddy repurchased 5.2 million shares of its common stock for an aggregate purchase price of $906.0 million, with an average price per share of $174.42.

Balance Sheet
As of June 30, 2025, total cash and cash equivalents were $1.1 billion, total debt was $3.8 billion and net debt was $2.8 billion.

Business Outlook
For the third quarter ending September 30, 2025, GoDaddy expects total revenue in the range of $1.22 billion to $1.24 billion, representing year-over-year growth of 7% at the midpoint versus the same period in 2024.
For the full year ending December 31, 2025, GoDaddy raised its revenue expectations to a range of $4.89 billion to $4.94 billion, representing year-over-year growth of 7% at the midpoint,
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versus the $4.573 billion of revenue generated for the full year ended December 31, 2024. Within total revenue, GoDaddy expects third quarter and full year A&C revenue growth in the mid-teens and Core revenue growth in the low single digits.
Beginning in the fourth quarter of this year, GoDaddy will no longer operate as the registry service provider for the .CO top-level domain (TLD). GoDaddy will continue to distribute this TLD in its role as accredited registrar. As a result of this change, we anticipate an approximate 50 basis point headwind to bookings and revenue, primarily in the fourth quarter. We do not expect this transition to affect our ability to execute our strategic initiatives or deliver on our financial commitments.
For the third quarter ending September 30, 2025, GoDaddy expects NEBITDA margin to be approximately 32%. For the full year ending December 31, 2025, GoDaddy expects NEBITDA margin expansion of approximately 100 basis points with continued sequential expansion each quarter, exiting 2025 at 33%.
For the full year ending December 31, 2025, GoDaddy raised its free cash flow target to approximately $1.6 billion, versus the $1.4 billion of free cash flow generated in 2024.
GoDaddy's consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States (GAAP). GoDaddy does not provide reconciliations of forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP equivalents, because projections of changes in individual balance sheet amounts are not possible without unreasonable effort, and presentation of such reconciliations would imply an inappropriate degree of precision. For non-forward-looking non-GAAP measures, a reconciliation to the nearest GAAP equivalent is included in this press release following the financial statements.
Quarterly Earnings Webcast
GoDaddy will host a webcast to discuss second quarter 2025 results at 5:00 p.m. Eastern Time on August 7, 2025. To participate in the webcast, please register online at https://investors.godaddy.net/investor-relations/overview/default.aspx. The live webcast of the event, together with a slide presentation including supplemental financial information and reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, will be available through GoDaddy's Investor Relations website at https://investors.godaddy.net. A transcript of pre-recorded remarks will be available on the Investor Relations website at the time of the webcast. Following the event, a recorded replay of the webcast will be available on the website.
GoDaddy uses its Investor Relations website at https://investors.godaddy.net as a means of disclosing material non-public information and to comply with its disclosure obligations under Regulation FD. Accordingly, investors should monitor GoDaddy’s Investor Relations website, in addition to following press releases, Securities and Exchange Commission (SEC) filings, public conference calls and webcasts.
Forward-Looking Statements
This press release contains forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on estimates and information available to us at the time of this press release and are not guarantees of future performance. Statements in this press release involve risks, uncertainties
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and assumptions. If the risks or uncertainties materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact could be deemed forward-looking statements, including, but not limited to any statements regarding: our business outlook; launches of new or expansion of existing products or services, including GoDaddy Airo® and AI-based solutions, any projections of product or service availability, technology developments and innovation, customer growth, or other future events; historical results that may suggest future trends for our business; our plans, strategies or objectives with respect to future operations, partnerships and partner integrations and marketing strategy; future financial results; our ability to achieve desired synergies and vertical integration; the expected impacts of our restructuring efforts; our forecasted levels of future taxable income and ability to realize our deferred tax assets; and assumptions underlying any of the foregoing.
Actual results could differ materially from our current expectations as a result of many factors, including, but not limited to: the unpredictable nature of our rapidly evolving market; fluctuations in our financial and operating results; our rate of growth; interruptions or delays in our service or our web hosting; our dependence on payment card networks and acquiring processors; cyberattacks or breaches of our security measures; the impact of any previous or future acquisitions or divestitures; our ability to innovate and continue to release, and gain customer acceptance of, our existing and future products and services; our ability to deploy new and evolving technologies, such as artificial intelligence, machine learning, data analytics and similar tools, in our offerings; our ability to manage our growth; our ability to hire, retain and motivate employees; the effects of competition; technological, regulatory and legal developments; litigation and government inquiries; privacy, legislative and regulatory concerns or developments; impacts of our restructuring efforts; macroeconomic conditions and developments in the economy, financial markets and credit markets; continued escalation of geopolitical tensions; the level of interest rates and inflationary pressures; and execution of share repurchases.

Additional risks and uncertainties that could affect GoDaddy's business and financial results are included in the filings we make with the SEC from time to time, including those described in "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our most recently filed period reports on Form 10-K and Form 10-Q, which are available on GoDaddy's website at https://investors.godaddy.net and on the SEC's website at www.sec.gov. Additional information will also be set forth in other filings that GoDaddy makes with the SEC from time to time. All forward-looking statements in this press release are based on information available to GoDaddy as of the date hereof. Except to the extent required by law, GoDaddy does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

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Non-GAAP Financial Measures and Other Operating and Business Metrics
In addition to our financial results prepared in accordance with GAAP, this press release includes certain non-GAAP financial measures and other operating and business metrics. We believe that these non-GAAP financial measures and other operating and business metrics are useful as a supplement in evaluating our ongoing operational performance and enhancing an overall understanding of our past financial performance. The non-GAAP financial measures included in this press release should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition, similarly titled measures may be calculated differently by other companies and may not be comparable. A reconciliation between each non-GAAP financial measure and its nearest GAAP equivalent is included in this press release following the financial statements. We use both GAAP and non-GAAP measures to evaluate and manage our operations.
Total bookings. Total bookings is an operating metric representing the total value of customer contracts entered into during the period, excluding refunds. We believe total bookings provides additional insight into the performance of our business and the effectiveness of our marketing efforts since we typically collect payment at the inception of a customer contract but recognize revenue ratably over the term of the contract.
Constant currency. Constant currency is calculated by translating bookings and revenue for each month in the current period using the foreign currency exchange rates for the corresponding month in the prior period, excluding any hedging gains or losses realized during the period. We believe constant currency information is useful in analyzing underlying trends in our business by eliminating the impact of fluctuations in foreign currency exchange rates and allows for period-to-period comparisons of our performance.
Normalized EBITDA (NEBITDA). NEBITDA is a supplemental measure of our operating performance used by management to evaluate our business. We calculate NEBITDA as net income excluding depreciation and amortization, interest expense (net), provision or benefit for income taxes, equity-based compensation expense, acquisition-related costs, restructuring-related expenses and certain other items. We believe that the inclusion or exclusion of certain recurring and non-recurring items provides a supplementary measure of our core operating results and permits useful alternative period-over-period comparisons of our operations. NEBITDA should not be viewed as a substitute for comparable GAAP measures.
NEBITDA margin. NEBITDA margin is used by management as a supplemental measure of our operating performance and refers to the ratio of NEBITDA to revenue, expressed as a percentage.
Free cash flow. Free cash flow is a supplemental measure of our liquidity used by management to evaluate our business prior to the impact of restructuring and after purchases of property and equipment. We use free cash flow as a supplemental measure of our liquidity, including our ability to generate cash flow in excess of capital requirements and return cash to shareholders, though it should not be considered as an alternative to, or more meaningful than, comparable GAAP measures.
Net debt. We define net debt as total debt less cash and cash equivalents and short-term investments. Total debt consists of the current portion of long-term debt plus long-term debt and unamortized original issue discount and debt issuance costs. Our management reviews net debt
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as part of its management of our overall liquidity, financial flexibility, capital structure and leverage and we believe such information is useful to investors. Furthermore, certain analysts and debt rating agencies monitor our net debt as part of their assessments of our business.
Annualized recurring revenue (ARR). ARR is an operating metric defined as annualized quarterly recurring GAAP revenue, net of refunds, from new and renewed subscription-based services. ARR is exclusive of any revenue that is non-recurring, including, without limitation, domain aftermarket, domain transfers, one-time set-up or migration fees and non-recurring professional website services fees. We believe ARR helps illustrate the scale of certain of our products and facilitates comparisons to other companies in our industry.
Average revenue per user (ARPU). We calculate ARPU as total revenue during the preceding 12 month period divided by the average of the number of total customers at the beginning and end of the period. ARPU is one measure that provides insight into our ability to sell additional products to our customers.
Total customers. We define a customer as an individual or entity, each with a unique account and paid transactions in the trailing twelve months or with paid subscriptions as of the end of the period. Total customers is one way we measure the scale of our business and can be a contributing factor to our ability to increase our revenue base.
About GoDaddy
GoDaddy helps millions of entrepreneurs globally start, grow, and scale their businesses. People come to GoDaddy to name their idea, build a website and logo, sell their products and services, and accept payments. GoDaddy Airo®, the company’s AI-powered experience, makes growing a small business faster and easier by helping them to get their idea online in minutes, drive traffic and boost sales. GoDaddy’s expert guides are available 24/7 to provide assistance. To learn more about the company, visit www.GoDaddy.com.
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GoDaddy Inc.
Consolidated Statements of Operations (unaudited)
(In millions, except shares in thousands and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue:
Applications and commerce	$463.9	$405.6	$910.3	$788.7
Core platform	753.7	718.9	1,501.6	1,444.3
Total revenue	1,217.6	1,124.5	2,411.9	2,233.0
Costs and operating expenses(1)
Cost of revenue (excluding depreciation and amortization)	442.3	408.3	882.8	822.8
Technology and development	214.3	205.9	419.6	408.8
Marketing and advertising	93.4	93.2	193.5	180.7
Customer care	73.5	73.3	144.6	149.7
General and administrative	96.9	95.6	194.0	187.3
Restructuring and other	0.3	6.9	2.4	29.3
Depreciation and amortization	30.6	33.1	61.4	70.3
Total costs and operating expenses	951.3	916.3	1,898.3	1,848.9
Operating income	266.3	208.2	513.6	384.1
Interest expense	(38.3)	(39.5)	(75.5)	(80.8)
Loss on debt extinguishment	—	(2.1)	—	(3.1)
Other income (expense), net	11.1	8.3	21.0	17.9
Income before income taxes	239.1	174.9	459.1	318.1
Benefit (provision) for income taxes	(39.2)	(28.6)	(39.7)	229.7
Net income	199.9	146.3	419.4	547.8
Net income per share of Class A common stock:
Basic	$1.44	$1.04	$2.99	$3.86
Diluted	$1.41	$1.01	$2.92	$3.77
Weighted-average shares of Class A common stock outstanding:
Basic	138,734	141,269	140,200	141,899
Diluted	141,408	144,644	143,387	145,321
___________________________
(1) Costs and operating expenses include equity-based compensation expense as follows:
Cost of revenue	$0.3	$0.3	$0.6	$0.3
Technology and development	43.3	39.3	84.5	76.8
Marketing and advertising	8.5	7.9	16.7	15.2
Customer care	5.7	5.7	10.8	11.5
General and administrative	23.2	23.0	48.8	43.4
Restructuring and other	—	—	—	0.8
Total equity-based compensation expense	$81.0	$76.2	$161.4	$148.0
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GoDaddy Inc.
Consolidated Balance Sheets (unaudited)
(In millions, except per share amounts)

	June 30,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$1,086.7	$1,089.0
Accounts and other receivables	113.8	91.1
Registry deposits	44.5	34.5
Prepaid domain name registry fees	522.0	492.0
Prepaid expenses and other current assets	156.4	245.2
Total current assets	1,923.4	1,951.8
Property and equipment, net	148.5	156.4
Operating lease assets	48.6	49.4
Prepaid domain name registry fees, net of current portion	239.8	224.8
Goodwill	3,644.0	3,518.9
Intangible assets, net	1,022.2	1,055.8
Deferred tax assets	1,155.3	1,181.5
Other assets	92.1	96.8
Total assets	$8,273.9	$8,235.4
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$82.7	$81.6
Accrued expenses and other current liabilities	519.3	378.6
Deferred revenue	2,399.7	2,222.3
Long-term debt, current portion	15.7	15.9
Total current liabilities	3,017.4	2,698.4
Deferred revenue, net of current portion	937.8	883.2
Long-term debt, net of current portion	3,772.4	3,779.1
Operating lease liabilities, net of current portion	69.5	76.7
Other long-term liabilities	57.8	85.7
Deferred tax liabilities	14.6	20.2
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value	—	—
Class A common stock, $0.001 par value	0.1	0.1
Additional paid-in capital	2,799.8	2,611.8
Accumulated deficit	(2,431.2)	(2,052.3)
Accumulated other comprehensive income	35.7	132.5
Total stockholders' equity	404.4	692.1
Total liabilities and stockholders' equity	$8,273.9	$8,235.4

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GoDaddy Inc.
Consolidated Statements of Cash Flows (unaudited)
(In millions)

	Six Months Ended June 30,
	2025	2024
Operating activities
Net income	$419.4	$547.8
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	61.4	70.3
Equity-based compensation expense	161.4	148.0
(Gain) loss on derivative instruments	44.8	(13.8)
Deferred taxes	18.7	(225.1)
Other	19.9	22.8
Changes in operating assets and liabilities:
Prepaid domain name registry fees	(43.1)	(32.7)
Accounts payable	(0.4)	(52.4)
Accrued expenses and other current liabilities	(34.7)	(39.3)
Deferred revenue	223.8	225.3
Other operating assets and liabilities	(86.6)	(58.9)
Net cash provided by operating activities	784.6	592.0
Investing activities
Maturities of short-term investments	—	40.0
Purchases of property and equipment	(7.7)	(7.2)
Other investing activities	(2.3)	8.1
Net cash provided by (used in) investing activities	(10.0)	40.9
Financing activities
Proceeds received from:
Issuance of term loans	—	2,752.3
Stock option exercises	6.4	3.9
Issuance of Class A common stock under Employee Stock Purchase Plans (ESPPs)	19.2	19.5
Payments made for:
Repurchases of Class A common stock	(792.5)	(649.2)
Repayment of long-term debt	(12.3)	(2,762.3)
Other financing activities	(2.5)	(10.4)
Net cash used in financing activities	(781.7)	(646.2)
Effect of exchange rate changes on cash and cash equivalents	4.8	(0.6)
Net increase (decrease) in cash and cash equivalents	(2.3)	(13.9)
Cash and cash equivalents, beginning of period	1,089.0	458.8
Cash and cash equivalents, end of period	$1,086.7	$444.9

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Reconciliation of Non-GAAP Financial Measures
The following tables reconcile each non-GAAP financial measure to its most directly comparable GAAP financial measure:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(in millions)
NEBITDA and NEBITDA Margin:
Net income	$199.9	$146.3	$419.4	$547.8
Depreciation and amortization	30.6	33.1	61.4	70.3
Equity-based compensation expense(1)	81.0	76.2	161.4	147.2
Interest expense, net	29.5	34.5	57.1	69.2
Restructuring and other(2)	1.5	13.0	7.1	39.9
Provision (benefit) for income taxes	39.2	28.6	39.7	(229.7)
NEBITDA	$381.7	$331.7	$746.1	$644.7

Net income margin	16.4%	13.0%	17.4%	24.5%

NEBITDA margin	31.3%	29.5%	30.9%	28.9%
_______________________________
(1)The six months ended June 30, 2024 excludes $0.8 million of equity-based compensation expense associated with our restructuring activities, which is included within restructuring and other.
(2)In addition to the restructuring and other in our statements of operations, other charges included are primarily composed of lease-related expenses associated with closed facilities, charges related to certain legal matters, expenses incurred in relation to the refinancing of our long-term debt, and incremental expenses associated with certain professional services.

June 30, 2025

(in millions)
Net Debt:
Current portion of long-term debt	$15.7
Long-term debt	3,772.4
Unamortized original issue discount and debt issuance costs	53.4
Total debt	3,841.5
Less: cash and cash equivalents	(1,086.7)
Net debt	$2,754.8

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	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

	(in millions)
Free Cash Flow:
Net cash provided by operating activities	$379.9	$294.8	$784.6	$592.0
Capital expenditures	(4.1)	(2.8)	(7.7)	(7.2)
Cash paid for acquisition-related costs(1)	9.3	0.2	10.0	16.0
Cash paid for restructuring and other charges(2)	6.4	31.2	15.9	50.0
Free cash flow	$391.5	$323.4	$802.8	$650.8
_______________________________
(1)Cash paid for acquisition-related costs includes tax and milestone payments related to previous acquisitions.
(2)In addition to payments made pursuant to restructuring activities, cash paid for restructuring and other charges includes lease-related payments associated with closed facilities, payments related to certain legal matters, incremental payments associated with professional services and third party payments incurred in relation to the refinancing of our long-term debt.
Shares Outstanding
Total shares of common stock outstanding were as follows:

	June 30,
	2025	2024

	(in thousands)
Shares Outstanding:
Class A common stock outstanding	138,863	141,455
Effect of dilutive securities(1)	2,674	3,375
Total shares outstanding	141,537	144,830
_______________________________
(1)Calculated using the treasury stock method, which excludes the impact of antidilutive securities.
Constant Currency
The following table provides a reconciliation of constant currency:

June 30, 2025

(in millions)
Constant Currency:
Revenue	$1,217.6
Constant currency adjustment	1.6
Constant currency revenue	$1,219.2

Bookings	$1,345.3
Constant currency adjustment	0.6
Constant currency bookings	$1,345.9

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CONTACTS:

Investors
Christie Masoner
investors@godaddy.com

Media
Kristy Nicholas
pr@godaddy.com

Source: GoDaddy Inc.

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